SCHEDULE 14C
                                 (RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]   Preliminary Information Statement
[X]   Definitive Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

                         GLOBAL REALTY DEVELOPMENT CORP.
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which the transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]   Fee paid previously with preliminary materials

[ ] check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                         GLOBAL REALTY DEVELOPMENT CORP.
                      11555 Heron Bay Boulevard, Suite 200
                          Coral Springs, Florida 33076
                                 (954) 603-0522


                              INFORMATION STATEMENT
                             PURSUANT TO SECTION 14
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE NOT REQUESTED TO SEND US A PROXY



                                                Coral Springs, Florida
                                                       January 3, 2006

     This information statement has been mailed on or about January 6, 2006 to the stockholders of record on January 3, 2006 (the "Record Date") of Global Realty Development Corp., a Delaware corporation (the "Company") in connection with certain actions to be taken by the written consent by stockholders of the Company holding a majority of the outstanding shares of common stock of the Company, dated as of December 14, 2005. The actions to be taken pursuant to the written consent shall be taken on or about January 27, 2006, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.



                                         By Order of the Board of Directors,

                                         /s/ Robert Kohn
                                         ---------------
                                         Director

NOTICE OF ACTION TO BE TAKEN PURSUANT THE WRITTEN CONSENT OF STOCKHOLDERS HOLDING A MAJORITY OF THE OUTSTANDING STOCK OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED DECEMBER 14, 2005

To Our Stockholders:

     NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to the written consent of stockholders holding a majority of the outstanding shares of common stock of the Company dated December 14, 2005, in lieu of a special meeting of the stockholders. Such action will be taken on or about January 27, 2006:

     1. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock, par value $.001 per share (the "Common Stock"), of the Company from 90,000,000 shares to 500,000,000 shares.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     As of the Record Date, the Company's authorized capitalization consisted of 90,000,000 shares of Common Stock, of which 86,054,334 shares were issued and outstanding as of the Record Date and 10,000,000 shares of preferred stock, of which no shares have been issued as of the Record Date. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

     Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of December 14, 2005 have voted in favor of the foregoing proposals by resolution dated December 14, 2005; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

     Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on January 27, 2006.

     The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

     This Information Statement will serve as written notice to stockholders pursuant to Section 222 of the General Corporation Law of the State of Delaware.

                  AMENDMENT TO THE CERTIFICATE OF INCORPORATION

     On December 14, 2005, stockholders holding a majority of the outstanding common stock of the Company approved an amendment to the Company's Certificate of Incorporation, as amended, to replace Article Fourth in its entirety, which will result in an increase to the number of authorized shares of Common Stock. The Company's Certificate of Incorporation, as amended, currently authorizes for issuance 100,000,000 shares consisting of 90,000,000 of common stock and 10,000,000 shares of preferred stock. The approval of this amendment to the Certificate of Incorporation will increase the Company's authorized shares of common stock to 500,000,000. The Company currently has authorized (i) common stock of 90,000,000 shares and approximately 86,054,334 shares of Common Stock are issued and outstanding as of the Record Date and (ii) authorized preferred stock of 10,000,000 and no preferred stock outstanding. The Board believes that the increase in authorized common shares would provide the Company greater flexibility with respect to the Company's capital structure for such purposes as additional equity financing and stock based acquisitions.


     Upon filing the certificate of amendment to the Company's certificate of incorporation to increase the Company's authorized shares of common stock from 90,000,000 to 500,000,000, Article Fourth of the Company's Certificate of Incorporation, as amended, will be as follows:

           "The total number of shares of stock which the corporation shall have authority to issue is 510,000,000, of which 90,000,000 shares shall be Common Stock, $.001 par value, and 10,000,000 of which shall be Preferred Stock, $.001 par value, which shall be subject to the provisions of Article Fifth."

INCREASE IN AUTHORIZED COMMON STOCK

     The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

     As of the Record Date, a total of 86,054,334 shares of the Company's currently authorized 90,000,000 shares of Common Stock are issued and outstanding. The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

     The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. Except as further discussed herein, the Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

     The Company is in the real estate development business and is contemplating the issuance of Common Stock in connection with various acquisitions; however, the Company has not yet identified any specific acquisition targets so there are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized.

     Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future, and therefore, future issuances of Common Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing stockholders.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of our common stock as of December 14, 2005

     o by each person who is known by us to beneficially own more than 5% of our common stock;
     o    by each of our officers and directors; and
     o    by all of our officers and directors as a group.

                                                                                      Percentage of Shares
               Name of Beneficial Owner                Number of Shares               Beneficially Owned
               ------------------------                ----------------              ---------------------
         Executive officers and directors:
         Robert Kohn                                          0                               *
         Harry Chauhan                                        0                               *
         All Directors and Executive Officers
         as a Group (2 persons)
         5% Stockholders:
         Peter Voss (1)                                   33,070,554                        38.43%
         Kathryn Voss (2)                                 33,070,554                        38.43%
         Nick Corcoris (3)                                 8,444,444                         9.81%
         Michael J. Corcoris (4)                          21,111,110                        24.53%
         Jennifer Corcoris (5)                             8,444,444                         9.81%

     (1) Of the shares beneficially owned by Mr. Voss, 12,044,044 shares are beneficially owned by Kathryn Voss, his wife, 4,137,222 shares are owned by A1 Financial Planners Pty Ltd, a company owned and controlled by Mr. Voss, 4,222,222 shares are owned by Australian Native Estates Pty Ltd, a company owned and controlled by Mr. Voss, 4,222,222 shares are owned by Dominion Capital Japan Pty Ltd, a company owned and controlled by Mr. Voss, 4,222,222 shares are owned by Marino
          Investment Services Pty Ltd, a company owned and controlled by Mr. Voss and 4,222,222 shares are owned by Pastorr Heighs Pty Ltd , a company owned and controlled by Mr. Voss.
     (2) Of the shares beneficially owned by Mrs. Voss, 21,026,110 shares are beneficially owned by Peter Voss, her husband, 4,222,222 shares are owned by Chesley Finance Pty Ltd, a company owned and controlled by Mrs. Voss and 4,222,222 shares are owned by JEM Consulting Ltd, a company owned and controlled by Mrs. Voss.
     (3) Of the shares beneficially owned by Nick Corcoris, 4,222,222 shares are owned by Twilight Developments Pty Ltd, a company owned and controlled by Mr. Corcoris and 4,222,222 shares are owned by Urban Land Corridor Pty Ltd, a company owned and controlled by Mr. Corcoris.
     (4) Of the shares beneficially owned by Michael J. Corcoris, the son of Nick Corcoris, 4,222,222 shares are owned by East Dev Pty Ltd, a company owned and controlled by Mr. Corcoris, 4,222,222 shares are owned by Hierapolis Pty Ltd, a company owned and controlled by Mr. Corcoris, 4,222,222 shares are owned by Preland Pty Ltd, a company owned and controlled by Mr. Corcoris and 4,222,222 shares are owned by Size 8 Pty Ltd, a company owned and controlled by Mr. Corcoris.
     (5) Of the shares beneficially owned by Jennifer Corcoris, 4,222,222 shares are owned by Everjest, a company owned and controlled by Ms. Corcoris and 4,222,222 shares are owned by Perseus Pty Ltd, a company owned and controlled by Ms. Corcoris.

                             ADDITIONAL INFORMATION

     The Company will provide upon request and without charge to each stockholder receiving this Information Statement a copy of the Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2004 and quarterly report on Form 10-QSB for the quarter ended March 31, 2005 and June 30, 2005, including the financial statements and financial statement schedule information included therein, as filed with the SEC.

                                  EXHIBIT INDEX

Exhibit A         Certificate of Amendment to the Certificate of Incorporation


                                     By Order of the Board of Directors,

                                     /s/ Robert Kohn
                                     ----------------
                                     Robert Kohn
                                     Director

Coral Springs, Florida
January 3, 2006

EXHIBIT A


                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                         GLOBAL REALTY DEVELOPMENT CORP.

     The undersigned, being the Chief Executive Officer of GLOBAL REALTY DEVELOPMENT CORP., a corporation existing under the laws of the State of Delaware, does hereby certify under the seal of the said corporation as follows:

     1.  The  name  of  the   Corporation   (hereinafter   referred  to  as  the
"Corporation") is Global Realty Development Corp.

     2. The certificate of incorporation of the Corporation is hereby amended by replacing Article Fourth, in its entirety, with the following:

         "The total number of shares of stock which the corporation shall have authority to issue is 510,000,000, of which 500,000,000 shares shall be Common Stock, $.001 par value, and 10,000,000 of which shall be Preferred Stock, $.001 par value, which shall be subject to the provisions of Article Fifth."

     4. The amendment of the certificate of incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation's Board of Directors and stockholders holding a majority of the outstanding shares of common stock of the Corporation in accordance with the provisions of Sections 141(f), 228 and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Certificate of Incorporation, as amended, to be signed by Robert Kohn, its Chief Executive Officer, this 27th day of January, 2006.

                         GLOBAL REALTY DEVELOPMENT CORP.


                       By:_______________________________
                          Robert Kohn, Chief Executive Officer